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                                                                   Exhibit 10.17

                   AGREEMENT CONCERNING EXCLUSIVE SERVICES,
               CONFIDENTIAL INFORMATION, BUSINESS OPPORTUNITIES,
              NON-COMPETITION, NON-SOLICITATION AND WORK PRODUCT

     This Agreement is made November 1, 1998, by and between The Corporate Executive Board Company, including its affiliates, successors and assigns (the "Company") and Clay M. Whitson (the "Employee").

                                R E C I T A L S
                                - - - - - - - -

     R1. The Company is engaged in the business of providing research and advisory services to individual members in various industries, including without limitation such services as short-answer or custom research on demand, multiple client or syndicated studies, benchmarking data and databases and conferences, seminars, training and education. In order to remain competitive in this business, the Company must protect its good will, its base of members and prospective members, its employees, its confidential and proprietary information, and the work product of its employees.

     R2. The Company has offered employment or continued employment to the Employee. During the course of employment, the Employee will develop important contacts with the members and prospective members of the Company, and will also become aware of certain methods, practices, information and procedures with which the Company conducts its business, all of which are considered confidential and proprietary by the Company. The Employee may also prepare studies and other written materials using the Company's resources.

     R3. The Company and the Employee agree that it is reasonable and necessary to enter into an agreement to protect the Company's good will, its base of members and prospective members, its employees, its confidential and proprietary information, and its work product.

     NOW, THEREFORE, in consideration of the recitals above, initial and/or continued employment, participation in the Company's employee benefit programs as reflected in the Employment Agreement, Stockholders Agreement and Stock Option Agreement between the Employee and the Company (the "Employee Benefit Programs") and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.  EXCLUSIVE SERVICES
    ------------------

    During the term of employment, the Employee shall at all times devote his entire working time, attention, energies, efforts and skills to the business of the Company, and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other pecuniary advantages, without the express written permission of the Company. The Employee shall not, without prior written permission of the Company, directly or indirectly, either as an officer, director, employee, agent, adviser, consultant, principal, stockholder, partner, owner or in any other capacity, on his own behalf or otherwise, in any way engage in, represent, be
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connected with or have a financial interest in, any business which is, or to the best of his knowledge, is about to become, engaged in the same or substantially similar business lines as the Company or any of its affiliates or which otherwise competes with or is about to compete with the Company or any of its affiliates.

2.  CONFIDENTIAL INFORMATION
    ------------------------

    Except as may be required and authorized in the course of his employment with the Company, the Employee shall not at any time during his employment with the Company or after the termination thereof for any reason disclose or use, directly or indirectly, any confidential or proprietary information of the Company or its affiliates. For the purposes of this Agreement, "confidential or proprietary information" shall mean all information disclosed to the Employee, or known by him as a consequence of or through his employment with the Company, where such information is not generally known in the trade or industry or which is considered confidential by the Company or was the subject of efforts by the Company to maintain its confidentiality, and where such information refers or relates in any manner whatsoever to the business activities, financial condition, processes, services or products of the Company or its affiliates.

3.  RETURN OF COMPANY PROPERTY
    --------------------------

    Upon termination of employment for any reason, the Employee shall immediately return to the Company all of the Company's and its affiliates' property and confidential or proprietary information which is in tangible form and all copies thereof in the Employee's possession, custody or control.

4.  BUSINESS OPPORTUNITIES
    ----------------------

    During the term of his employment, the Employee shall promptly disclose to the Company each business opportunity of a type which, based upon its prospects and relationship to the business of the Company or its affiliates, the Company might reasonably consider pursuing. In the event that the Employee's employment is terminated for any reason, the Company or its affiliates shall have the exclusive right to participate in or undertake any such opportunity on their own behalf without any involvement by or compensation to the Employee.

5.  COVENANT NOT TO COMPETE
    -----------------------

    (a) If the Employee's employment is terminated by the Company for Cause (as defined in Section 5(d) below), or if the Employee voluntarily resigns other than for Good Reason (as defined in Section 5(d) below), the Employee shall not, directly or indirectly, either individually or as a stockholder, director, officer, partner, consultant, owner, employee, agent, or in any other capacity, for a period of three (3) years following the termination of employment with the Company, (i) provide "Company Services" or work for or provide services to any person or entity that provides "Company Services" in the United States or in any foreign country in which the Company or any of its affiliates (as defined in Section 5(d) below) is engaged in business as of the date of the Employee's termination; or (ii) solicit or offer to provide or provide "Company Services," or work for a person or entity that solicits or offers to provide or provides

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"Company Services," to any person or entity who was a member of the Company or its affiliates or was directly or indirectly solicited to be a member of the Company or any of its affiliates at any time during the two-year period prior to the termination of the Employee's employment with the Company. For the purposes of this Section 5(a), the term "Company Services" shall mean: (aa) providing short-answer or custom research on demand, including without limitation literature or database searches, telephone interviews, or other research of the same or substantially similar type as that provided by the Company or its affiliates; or (bb) preparing published multiple client or syndicated studies, including without limitation studies of the same or substantially similar type provided by the Company or its affiliates; or (cc) selling benchmarking data and databases of the same or substantially similar type provided by the Company or its affiliates; or (dd) providing conferences, seminars, training or education of the same or substantially similar type provided by the Company or its affiliates; or (ee) providing any other services or products not described in
(aa) through (dd) above that the Company or its affiliates is providing, has provided or proposes to provide as of the date of the Employee's termination; where any of the foregoing services described in (aa) through (ee) above are provided to any of the following: physicians, hospitals, health plans, pharmaceutical companies, insurance companies, managed care companies, commercial banks, brokerage houses, mutual fund companies or Fortune 1000 companies. The Company may release the Employee from some or all of the restrictions in this section only in a written instrument signed by the Employee and the Chairman of the Company.

     (b) If the Employee's employment is terminated by the Company without Cause or if the Employee voluntarily resigns for Good Reason, the provisions of
Section 5(a) of this Agreement shall apply to the Employee and the Employee must comply with the provisions of Section 5(a) as if he was terminated for Cause or voluntarily resigned other than for Good Reason for a period of one (1) year from such termination (the "Initial Period"). If the Company notifies the Employee in writing within ninety (90) days of the end of the Initial Period of the Company's desire to extend the Initial Period for an additional one (1) year period (the "First Additional Period") (for a total of two years from the date of termination), the Employee must comply with the provisions of Section 5(a) as if he was terminated for Cause or voluntarily resigned other than for Good Reason for a period of one (1) year after the expiration of the Initial Period, provided the Company agrees to pay the Employee, in monthly installments, one hundred percent (100%) of the Employee's base salary at the time of termination over the First Additional Period. In addition, if the Company notifies the Employee in writing within ninety (90) days of the end of the First Additional Period of the Company's desire to extend the First Additional Period for an additional one (1) year period (the "Second Additional Period") (for a total of three years from the date of termination), the Employee must comply with the provisions of Section 5(a) as if he was terminated for Cause or voluntarily resigned other than for Good Reason for a period one (1) year in addition to the First Additional Period, provided the Company agrees to pay the Employee, in monthly installments, one hundred percent (100%) of the Employee's base salary at the time of termination over the Second Additional Period.

     (c) The Employee agrees that the restrictions imposed upon him by the provisions of this Section 5 are fair and reasonable considering the nature of the Company's business, were specifically discussed in good faith, are reasonably required for the protection of the Company

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and are acceptable to the Employee. Nevertheless, to the extent that these restrictions exceed the maximum areas of restriction, member limitations or periods of time which a court of competent jurisdiction would enforce, the areas of restriction, member limitations or time periods shall be modified by such court to be the maximum areas of restriction, member limitations or time periods which such court would enforce in any state in which such court shall be convened. In addition, both during and subsequent to his term of employment and at such times as the Company may reasonably request, the Employee agrees to provide the Company with such information as may be necessary to demonstrate his compliance with the terms and conditions of this Agreement.

     (d) For purposes of this Agreement, the following terms shall have the meanings set forth below:

         (i) The term "affiliates" shall mean a corporation of which 50 percent or more of the total combined voting power or value of all classes of capital stock are, directly or indirectly, owned by the Company or by the beneficial shareholders of the Company. Without limiting the foregoing, The Advisory Board Company, a Maryland corporation, shall be deemed to be an affiliate of the Company.

         (ii) "Cause" for termination is the commission of an act of fraud or theft against the Company; conviction for any felony; conviction for any misdemeanor involving moral turpitude which might, in the Company's opinion, cause embarrassment to the Company; significant violation of any material Company policy; willful or repeated non-performance or substandard performance of material duties which is not cured within thirty (30) days after written notice thereof to the Employee; or violation of any material District of Columbia, state or federal laws, rules or regulations in connection with or during performance of the Employee's work, which, if such violation is curable, is not cured within thirty (30) days after notice thereof to the Employee.

         (iii) "Good Reason" shall exist if the Company (i) effects a material adverse change to the employment responsibilities or authority of the Employee, (ii) effects a reduction in the base salary of the Employee,
     (iii) relocates the Employee's place of employment to a location that is more than thirty-five (35) miles from the location of the Company's headquarters on the date of the Employment Agreement between the Company and the Employee (the "Employment Agreement"), or (iv) materially breaches the Employment Agreement. A termination for Good Reason shall not include death or disability. In addition, if, as a result of one or more related transactions, the majority of the capital stock of the Company or substantially all of its assets are purchased by, or the Company is merged with, another company, the Employee may terminate his employment for Good Reason, if, after such transactions, there is a significant and material adverse change in the Employee's responsibility for, and authority over, the same internal functions of the Company's business as he had prior to such transactions.

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6.  SOLICITATION OF EMPLOYEES
    -------------------------

    The Employee agrees that during the term of his employment, and for a period of three (3) years after termination of such employment for any reason, he shall not, except in the course of his duties for the Company, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person who at the time is a current employee of the Company or its affiliates, or who left such employ within the preceding six (6) months, to leave the employ of the Company or to accept employment with another employer besides the Company or as an independent contractor, or offer employment to or hire such person, or work for any person or entity that offers employment to or hires such person.

7.  SEVERABILITY
    ------------

    If any provision of this Agreement shall be determined, by a court having jurisdiction, to be invalid, illegal or unenforceable, the remainder of this Agreement shall not be affected but shall continue in full force and effect as though such invalid, illegal or unenforceable provision were not originally a part of this Agreement.

8.  SPECIFIC PERFORMANCE AND ATTORNEYS' FEES
    ----------------------------------------

    Subject to the immediately following sentence, the parties hereto agree to resolve any disputes relating to this Agreement by arbitration in accordance with Section 7 of the Employment Agreement between the Company and the Employee (the "Employment Agreement"). Notwithstanding anything to the contrary contained herein or in the Employment Agreement, the Employee acknowledges and hereby agrees that a breach of any of the provisions of this Agreement may result in continuing and irreparable damages to the Company or its affiliates for which there may be no adequate remedy at law and that the Company or its affiliates, in addition to all other relief available to it, shall be entitled to initiate at any time legal action in a court of competent jurisdiction for the purpose of seeking and obtaining the issuance of a temporary restraining order, preliminary injunction and/or other similar relief restraining the Employee from committing or continuing to commit any breach of this Agreement pending final resolution of the arbitration proceeding. In the event the Company prevails in such arbitration proceeding, in addition to any other remedies granted to the Company pursuant to such proceeding, the Company shall be entitled to seek and obtain a permanent injunction and/or other similar relief restraining the Employee from committing or continuing to commit any breach of this Agreement. The prevailing party in any action for breach of this Agreement shall be entitled to be reimbursed by the other party for its reasonable attorneys' fees and costs incurred in such action. The Employee also agrees that any applicable time period limitation on any provision of this Agreement (such as the limitation periods set forth in Sections 5(a), 5(b) and 6 above) shall be extended on a day-for-day basis for each day during which the Employee is in breach of this Agreement.

9.  CHOICE OF LAW
    -------------

    This Agreement shall be construed in accordance with and governed by the laws of the District of Columbia, irrespective of the principles of conflicts of law therein.

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10. LIMITATIONS OF AGREEMENT
    ------------------------

    This Agreement does not constitute a contract of employment for a definite period of time. Either party may terminate the employment relationship with or without cause at any time for any lawful reason. The provisions of this Agreement shall survive the termination of the employment relationship between the Company and the Employee.

11. SUCCESSORS AND ASSIGNS
    ----------------------

    This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Notwithstanding the foregoing, the Employee shall not assign his obligations under this Agreement without the express written consent of the Company and its successors and assigns.

12. COUNTERPARTS
    ------------

    This Agreement may be executed in two or more counterparts all of which shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

EMPLOYEE                         THE CORPORATE EXECUTIVE BOARD
                                 COMPANY


                                 By:_____________________________________
_____________________________
Clay M. Whitson                  Name:  Michael A. D'Amato
                                 Title: Executive Vice President

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